UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 3, 2013

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 28th Street, Suite 100 Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 3, 2013, Clovis Oncology, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the selling stockholders named therein (the “Selling Stockholders”) and J.P. Morgan Securities LLC as underwriter (the “Underwriter”), relating to the sale of 2,000,000 shares of the Company’s common stock (the “Offering”), par value $0.001 per share, by the Selling Stockholders in an underwritten public offering. The offering price to the public was $57.50 per share. In addition, under the terms of the Underwriting Agreement, the Selling Stockholders granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 300,000 shares of common stock from them. The Company will not receive any proceeds from the Offering, and the total number of shares of its outstanding common stock will not change as a result of the Offering. The closing of the Offering took place on December 9, 2013.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company and the Selling Stockholders, indemnification obligations of the Company, the Selling Stockholders and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 ASR (File No. 333-192416), previously filed with the Securities and Exchange Commission, and a related prospectus supplement. The completion of the Offering fully satisfied the Company’s obligation to facilitate an underwritten offering for the Selling Stockholders under the Registration Rights Agreement, dated November 19, 2013, between the Company and the Selling Stockholders, and the Selling Stockholders reimbursed the Company for its expenses incurred in connection with the Offering pursuant to the terms of the Registration Rights Agreement.

The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01	Other Events.

The Company provided a supplemental risk factor in the prospectus supplement used in connection with the Offering. This risk factor supplements the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The supplemental risk factor is filed as Exhibit 99.1 to this report and is incorporated herein by reference. The collaboration and license agreement with Les Laboratoires Servier (“Servier”) to which the supplemental risk factor relates is between Servier and EOS (Ethical Oncology Science) S.p.A., a subsidiary of the Company that was acquired on November 19, 2013.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 3, 2013

99.1	Supplemental Risk Factor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOVIS ONCOLOGY, INC.

December 9, 2013	By:	/s/ Erle T. Mast
	Name:	Erle T. Mast
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 3, 2013

99.1	Supplemental Risk Factor